Exhibit 99.1

Lantronix Reports Fiscal Fourth-Quarter and Full-Year 2026 Financial Results

•	Fourth-Quarter Revenue Increased 8% Year- Over- Year to $31.2 Million
•	GAAP EPS of ($0.01)
•	Non-GAAP EPS of $0.04
•	Fiscal 2026 Unmanned Systems Revenue of $12.6 Million, Above the Midpoint of the Prior Guidance Range
•	$60 Million in Cash and No Debt at Year-End
•	Company Expects Double-Digit Revenue Growth in Fiscal 2027

IRVINE, Calif., Aug. 26, 2026 — Lantronix Inc. (Nasdaq: LTRX), a global provider of Edge AI and Industrial IoT solutions that power NDAA-compliant unmanned systems, critical infrastructure and resilient enterprise networks, today reported results for the fiscal fourth quarter and full year ended June 30, 2026.

Management Commentary

“Fiscal 2026 was a year of measurable progress for Lantronix,” said Saleel Awsare, president and CEO of Lantronix. “We returned the core business to growth, significantly strengthened our balance sheet, and closed the year with our fifth consecutive quarter of sequential revenue growth. We also established unmanned systems as a meaningful growth engine, expanded recurring revenue, and continued transforming Lantronix from a broad-based hardware provider into a more focused, higher-margin solutions platform.

“Today, we are seeing strong momentum across our three strategic focus areas: unmanned systems, critical infrastructure, and enterprise networking. Unmanned systems grew from a minimal contribution a year ago to $12.6 million in fiscal 2026 revenue, and we expect the business to represent 15% to 20% of total revenue in fiscal 2027. As we move further up the technology stack and expand our role across the broader autonomy ecosystem, we believe Lantronix is becoming the go-to edge compute company for unmanned systems. At the same time, our IoT Systems business is reaccelerating, and the Nero Global Tracking acquisition is expanding ARR while moving Software & Services above 10% of total revenue on a pro forma basis. We enter fiscal 2027 in the strongest financial position in our company’s history, with multiple engines of profitable growth and confidence in our ability to deliver double-digit revenue growth in the year ahead.”

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Q4 FY2026 Financial Results

•	Net Revenue: $31.2 million
•	GAAP EPS: ($0.01)
•	Non-GAAP EPS: $0.04

FY2026 Financial Results

•	Net Revenue: $120.9 million
•	GAAP EPS: ($0.10)
•	Non-GAAP EPS: $0.15

Q4 FY2026 and Recent Business Highlights

•	Unmanned Systems Momentum

○	Generated $12.6 million in fiscal 2026 drone unmanned systems revenue, above the midpoint of the Company’s previously communicated $10 million to $14 million outlook, compared with a minimal contribution in fiscal 2025.
○	Expanded active unmanned systems engagements to more than 30 at year-end from approximately 10 at the beginning of FY 2026.
○	Collaboration with Swarmer, Inc. (Nasdaq: SWMR) to develop a custom compute platform based on Lantronix’s system-on-module technology, providing more than four times the onboard AI processing power to support combat-proven autonomy software across Group 1 unmanned aerial systems for Ukraine, the United States and allied defense programs.
○	Partnership with DoD Solution, an Estonian-Ukrainian developer of onboard drone autonomy platforms, integrating Lantronix’s Qualcomm-based Open-Q™ 6490CS platform with DoD Solution’s AURA AI platform to support FPV drones, fixed-wing UAVs and interceptor systems.
○	Partnership with AVT Australia, a CACI company, integrating Lantronix’s system-on-module technology into advanced gimballed camera payloads for unmanned systems.

•	Acquired Vecima Networks’ Industrial IoT business, including its Nero Global Tracking SaaS platform, which is expected to add approximately $5.3 million of annual revenue, including approximately $4.5 million of ARR, and approximately 125,000 asset tags under management. On a pro forma basis, the acquisition increases Software & Services to more than 10% of total company revenue.
•	Launched the SLC 9000 Out-of-Band console manager integrated with Percepxion, targeting the AI data center networking market with secure remote access, autonomous provisioning and cloud-native fleet management to minimizing downtime and cut deployment costs.
•	Added to the Russell 3000® Index as part of the 2026 reconstitution, reflecting Lantronix’s progress toward higher growth, higher-value end markets and broadening the Company’s visibility within the investment community.

Q1 FY2027 Financial Outlook

•	Revenue: $31.0 million to $33.0 million
•	Non-GAAP EPS: $0.04 to $0.06

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Conference Call and Webcast

Management will host an investor conference call and audio webcast today (Wednesday, Aug. 26, 2026) at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its results for the fiscal fourth quarter and full year of 2026. To access the live conference call, investors should dial 1-844-802-2442 (U.S./Canada) or 1-412-317-5135 (international) and indicate they are participating in the Lantronix fiscal 2026 fourth-quarter call. The webcast will also be available simultaneously via the investor relations section of the Company’s website.

Investors can access a conference call replay starting at approximately 4:00 p.m. Pacific Time on Aug. 26, 2026, on the Lantronix website. A telephonic replay will also be available through Sept. 2, 2026, by dialing 1-855-669-9658 (U.S./Canada) or 1-412-317-0088 (international) and entering passcode 3642439.

About Lantronix

Lantronix Inc. (NASDAQ: LTRX) is a global leader in Edge AI and Industrial IoT solutions that power NDAA-compliant unmanned systems, critical infrastructure and resilient enterprise networks. It delivers intelligent computing, secure connectivity and remote management for mission-critical applications enabling customers to optimize operations, enhance security and accelerate digital transformation. Its comprehensive portfolio of hardware, software and services powers applications ranging from mission-critical autonomous platforms and edge analytics for critical infrastructure to intelligent surveillance and secure network management. By bringing intelligence to the network edge, Lantronix helps organizations achieve efficiency, security and a competitive edge in today’s AI-driven world. For more information, visit the Lantronix website.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net loss consists of net loss excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), (vi) restructuring, severance and related charges, (vii) acquisition related costs, (viii) impairment of long-lived assets, (ix) amortization of purchased intangibles, (x) amortization of manufacturing profit in acquired inventory, (xi) fair value remeasurement of earnout consideration, and (xii) loss on extinguishment of debt.

Non-GAAP EPS is calculated by dividing non-GAAP net income by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP EPS, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which, for GAAP purposes, is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Guidance on earnings per share growth is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Lantronix’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis without unreasonable effort.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our expectations for revenue and earnings for the first quarter of fiscal 2027, revenue for our unmanned systems and drone business for fiscal 2027, and revenue growth for fiscal 2027; our positioning to become the provider of choice for unmanned systems compute and strengthen our business as a critical platform partner to the unmanned ecosystem; and our expectations regarding the future benefits of our recent collaborations, partnerships and customer wins. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry, and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Other factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains due to changes in U.S. trade policy, including recently increased or future tariffs, a pandemic or similar outbreak, wars and recent conflicts in Europe, Asia and the Middle East, hostilities in the Red Sea, or other causes; our ability to successfully convert our backlog and current demand; the impact of a pandemic or similar outbreak on our business, employees, customers, supply and distribution chains and the global economy; our ability to successfully implement our acquisition strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to continue to generate revenue from products sold into mature markets; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; our use of AI may result in reputational, competitive or financial harm and liability; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; issues relating to the stability of our financial and banking institutions and relationships; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; the impact of rising interest rates; our ability to attract and retain qualified management; and any additional factors included in our Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on Aug. 29, 2025, including in the section entitled “Risk Factors” in Item 1A of Part I of that report; in our Quarterly Report on Form 10-Q for the fiscal quarter ended Dec. 31, 2025, filed with the SEC on Feb. 5, 2026, including in the section entitled “Risk Factors” in Item 1A of Part II of such report; and in our other public filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

©2026 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark. Other trademarks and trade names are those of their respective owners.

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Lantronix Investor Contact:

Matt Glover and Greg Robles

Gateway Group, Inc.

investors@lantronix.com

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LANTRONIX, INC.

Unaudited Consolidated Balance Sheets

(In thousands, except share and par value data)

	June 30,	June 30,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$60,466	$20,098
Accounts receivable, net	25,317	25,092
Inventories, net	25,804	26,371
Contract manufacturers' receivable	3,500	3,071
Prepaid expenses and other current assets	2,347	2,761
Total current assets	117,434	77,393

Property and equipment, net	1,453	2,456
Goodwill	31,089	31,089
Intangible assets, net	2,177	3,738
Lease right-of-use assets	7,428	8,422
Other assets	755	624
Total assets	$160,336	$123,722

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$16,971	$13,259
Accrued payroll and related expenses	4,820	3,471
Current portion of long-term debt, net	–	3,070
Other current liabilities	10,284	10,622
Total current liabilities	32,075	30,422
Long-term debt, net	–	8,684
Other non-current liabilities	8,985	10,238
Total liabilities	41,060	49,344

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized; 46,594,283 and 39,102,563 shares issued and outstanding at June 30, 2026 and 2025, respectively	5	4
Additional paid-in capital	357,502	308,397
Accumulated deficit	(238,575)	(234,394)
Accumulated other comprehensive income	344	371
Total stockholders' equity	119,276	74,378
Total liabilities and stockholders' equity	$160,336	$123,722

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,	Years Ended June 30,
	2026	2026	2025	2026	2025

Net revenue	$31,154	$30,177	$28,839	$120,899	$122,923
Cost of revenue	17,549	17,172	17,302	67,976	71,224
Gross profit	13,605	13,005	11,537	52,923	51,699
Operating expenses:
Selling, general and administrative	9,334	9,432	9,009	37,048	36,246
Research and development	4,187	4,149	4,194	17,554	18,597
Restructuring, severance and related charges	142	288	861	566	3,535
Acquisition-related costs	184	48	34	315	371
Amortization of intangible assets	150	216	573	1,561	3,951
Total operating expenses	13,997	14,133	14,671	57,044	62,700
Loss from operations	(392)	(1,128)	(3,134)	(4,121)	(11,001)
Interest income (expense), net	159	(2)	(107)	133	(511)
Other income (expense), net	(76)	(17)	(52)	86	(100)
Loss before income taxes	(309)	(1,147)	(3,293)	(3,902)	(11,612)
Provision for (benefit from) income taxes	(40)	34	(662)	279	(239)
Net loss	$(269)	$(1,181)	$(2,631)	$(4,181)	$(11,373)

Net loss per share - basic and diluted	$(0.01)	$(0.03)	$(0.07)	$(0.10)	$(0.29)

Weighted-average common shares - basic and diluted	42,186	39,731	38,975	40,145	38,613

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,	Years Ended June 30,
	2026	2026	2025	2026	2025

GAAP net loss	$(269)	$(1,181)	$(2,631)	$(4,181)	$(11,373)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	41	36	40	141	186
Employer portion of withholding taxes on stock grants	2	2	1	10	8
Amortization of manufacturing profit in acquired inventory	–	–	44	18	88
Depreciation and amortization	102	108	97	422	435
Total adjustment to costs of revenue	145	146	182	591	717
Selling, general and administrative:
Share-based compensation	1,067	1,358	1,095	5,233	4,424
Employer portion of withholding taxes on stock grants	36	51	14	152	125
Depreciation and amortization	211	246	316	999	1,360
Total adjustments to selling, general and administrative	1,314	1,655	1,425	6,384	5,909
Research and development:
Share-based compensation	208	207	367	896	1,522
Employer portion of withholding taxes on stock grants	7	13	2	38	27
Depreciation and amortization	41	41	53	181	289
Total adjustments to research and development	256	261	422	1,115	1,838
Restructuring, severance and related charges	142	288	861	566	3,535
Acquisition related costs	184	48	34	315	371
Amortization of purchased intangible assets	150	216	573	1,561	3,951
Litigation settlement cost	–	–	–	–	198
Total non-GAAP adjustments to operating expenses	2,046	2,468	3,315	9,941	15,802
Interest (income) expense, net	(159)	2	107	(133)	511
Other expense (income), net	76	17	52	(86)	100
Provision for (benefit from) income taxes	(40)	34	(662)	279	(239)
Total Non-GAAP adjustments	2,068	2,667	2,994	10,592	16,891
Non-GAAP net income	$1,799	$1,486	$363	$6,411	$5,518

Non-GAAP net income per share (diluted)	$0.04	$0.04	$0.01	$0.15	$0.14

Denominator for GAAP net income per share (diluted)	42,186	39,731	38,975	40,145	38,613
Non-GAAP adjustment	2,040	2,134	108	2,193	820
Denominator for non-GAAP net income per share (diluted)	44,226	41,865	39,083	42,338	39,433

GAAP cost of revenue	$17,549	$17,172	$17,302	$67,976	$71,224
Non-GAAP adjustments to cost of revenue	(145)	(146)	(182)	(591)	(717)
Non-GAAP cost of revenue	17,404	17,026	17,120	67,385	70,507
Non-GAAP gross profit	$13,750	$13,151	$11,719	$53,514	$52,416
Non-GAAP gross margin	44.1%	43.6%	40.6%	44.3%	42.6%

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended			Years Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Embedded IoT Solutions	$13,659	$14,616	$10,219	$53,607	$46,380
IoT System Solutions	15,301	13,229	16,654	58,270	68,735
Software & Services	2,194	2,332	1,966	9,022	7,808
	$31,154	$30,177	$28,839	$120,899	$122,923

	Three Months Ended			Years Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Americas	$22,896	$20,268	$19,823	$84,296	$70,126
EMEA	5,155	6,175	5,330	21,555	30,898
APJ	3,103	3,734	3,686	15,048	21,899
	$31,154	$30,177	$28,839	$120,899	$122,923

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